EXHIBIT 10.2

            AMERICAN ASSOCIATION FOR HOMES & SERVICES FOR THE AGING

                    WOUND AND SKIN CARE PURCHASE AGREEMENT


       THIS  WOUND  AND  SKIN  CARE  PURCHASE  AGREEMENT  (the "Agreement")
  is made and entered into as of the 27th day of August, 1998 by and between American Association for Homes & Services for the Aging ("AAHSA"), a Delaware corporation, on its own behalf and on behalf of the "AAHSA" membership (the "Buyer") and Carrington Laboratories, Inc., having its principal place of business at 2001 Walnut Hill Lane, Irving, TX 75038 , ("Seller").

       AGREEMENT:

       1. Agreement to Purchase. Upon receipt of a Purchase Order, Seller agrees to sell and deliver to Buyer, and Buyer agrees to purchase from Seller, the following described Wound and Skin Care products or services at the prices set forth herein, subject to and in accordance with the terms and conditions, covenants and agreements of the Terms and Conditions attached hereto as Exhibit A and incorporated herein by reference. This is a Wound and Skin Care Purchase Agreement.

       2. Products and Prices. See Exhibit B. Pricing firm from August 27, 1998 to October 31, 1999, then not more than a five percent (5%) increase per year for subsequent two years.

           F.O.B.: Destination per Distributor of choice, i.e., Briggs Corporation, McKesson, General Medical, or others if requested.

           Payment   Terms:    Per  Distributor  of  choice,  i.e.,  Briggs
  Corporation, McKesson, General Medical, or others if requested.

       3. Term. The term of this Agreement shall be for a period commencing on the 27th day of August, 1998 and expiring on the 26th day of August , 2001. Terms and condition for this Agreement are firm for this period, unless specifically provided herein.

       IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

  AMERICAN ASSOCIATION FOR           CARRINGTON LABORATORIES, INC.
  HOMES & SERVICES FOR THE AGING

  By:     /s/Kurt Krummel            By:   /s/ Kirk Meares
  Title:  Director Group Purchasing  Title: Vice President, Sales & Marketing
           ("Buyer")                       ("Seller")

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                                  EXHIBIT A
                             TERMS AND CONDITIONS

  1.  Contract period:      August 27, 1998 to August 26, 2001.


  2. Prices will be firm from August 27, 1998 to October 31, 1999, then not more than a five percent (5%) increase per year for subsequent two years.

  3.  Contract  includes  a short-term cancellation clause:         30 days

      Termination. Either party may terminate this Agreement for any reason upon 30 days written notice. Seller shall discontinue work under this Agreement immediately upon receipt of such notice and shall take all necessary steps to protect work completed. At Buyer's election, Seller shall deliver any portion of the goods, with all warranties, or shall dispose of such goods as Buyer may reasonably direct. Seller shall be entitled to (a) the agreed price of all goods delivered pursuant to this Agreement; (b) all actual costs incurred by Seller in connection with goods not completed or delivered to Buyer (except that there shall be no allowance for such goods that are Seller's standard stock); and (c) reasonable termination fee intended to compensate Seller for unrecoverable costs incurred, provided that the total of such amounts shall not exceed the total price stated in this Agreement.

  4. All goods must be delivered FOB destination. (Per Distributor of Choice, i.e., Briggs Corporation, or McKesson, General Medical, or others if requested.

  5.  Payment  terms  are:        (Per  Distributor of choice, i.e., Briggs
      Corporation, McKesson, General Medical, or others if requested.)

  6. Products are provided for evaluation at no charge as needed for evaluation for conversion to Carrington products.

  7.  Fill  rate  is  guaranteed  at  99  percent.  (Refers to Back Orders)

  8. Manufacturer will fill back orders with approved substitutes at no additional cost to facility.

  9.  Liability Insurance Certificate will be provided.

  10.      Value added services include:
      Carrington offers the Carrington SmartOutcomes System Program. This program is being established to assist long term care facilities with the implementation of the Medicare changes. See attached brochure and seminar schedule.

      CONTACT PERSON FOR "AAHSA": Name, Address, Phone & Fax Number
            Dena Kitchens, Sales Operations Manager
            Carrington Laboratories, Inc.

            2001 Walnut Hill Lane

            Irving, TX 75038

            Phone: 800-527-5216, ext. 1222; Fax (972) 518-1020